UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2016

Starbucks Corporation

(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134

(Address of principal executive offices)

(206) 447-1575

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On July 27, 2016 (the “Effective Date”), Starbucks Corporation (the “Company”) updated the Company’s existing commercial paper program (the “Program”), under which the Company may issue unsecured commercial paper notes (the “Notes”) on a private placement basis up to a maximum aggregate amount outstanding at any time of $1 billion. As part of the updates to the Program, the Company engaged an additional dealer to act as dealer under the Program. On the Effective Date, the Company also entered into commercial paper dealer agreements (each, a “Dealer Agreement”) with the added dealer and the current dealers under the Program (each, a “Dealer” and, collectively, the “Dealers”). The Dealer Agreements are substantially identical in all material respects except as to the parties thereto. The form of Dealer Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference as though it were fully set forth herein.

Under the Program, the Company may issue commercial paper from time to time, and the proceeds of commercial paper financing will be used for general corporate purposes, including the repurchase of shares of the Company’s common stock under the Company’s ongoing share repurchase program, business expansion, payment of cash dividends on the Company’s common stock or the financing of possible acquisitions. A national bank acts as the issuing and paying agent under the Program pursuant to the terms of an issuing and paying agent agreement.

The Program is backstopped by the Company’s Credit Agreement that was entered into on November 6, 2015. If at any time funds are not available on favorable terms under the Program, the Company may utilize the Credit Agreement for funding. Amounts available under the Program may be reborrowed.

The Dealer Agreements provide the terms under which the Dealers will either purchase from the Company or arrange for the sale by the Company of Notes pursuant to an exemption from federal and state securities laws. The Dealer Agreements contain customary representations, warranties, covenants and indemnification provisions. The maturities of the Notes will vary, but may not exceed 397 days from the date of issue. The principal amount of outstanding Notes under the Program may not exceed $1 billion. The Notes will be sold at a discount from par or, alternatively, will be sold at par and bear interest at rates that will vary based on market conditions at the time of the issuance of the Notes. The rate of interest will depend on whether the Note will be a fixed or floating rate. The interest on a floating rate Note may be based on any of the following: (a) CD rate; (b) commercial paper rate; (c) the federal funds rate; (d) LIBOR; (e) prime rate; (f) treasury rate; and (g) other base rate as may be specified in a supplement.

The Notes have not been and will not be registered under the Securities Act of 1933 (the “Securities Act”) or state securities laws, and may not be offered and sold except in compliance with an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to purchase any securities, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the $1 billion unsecured commercial paper program discussed under Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Form of Dealer Agreement between Starbucks Corporation, as Issuer, and the Dealer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

By:	/s/ Scott Maw
Scott Maw
executive vice president, chief financial officer

Dated: July 29, 2016

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Form of Dealer Agreement between Starbucks Corporation, as Issuer, and the Dealer.

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